Exhibit 5.1

____________________, 2026

Capstone 72, Inc.

1440 Rockside Rd, Suite 118

Rockside Plaza

Parma, OH 44134

Re:	Capstone 72, Inc.
Registration Statement on Form S-11, Registration No. 333-294970

Ladies and Gentlemen:

We are issuing this legal opinion as special counsel in the State of Ohio to Capstone 72, Inc., an Ohio corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Amendment No. 3 to Form S-11 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), initially publicly filed by the Company with the Securities and Exchange Commission (the “Commission”) on August ____, 2026, as thereafter amended or supplemented, relating to the proposed registration by the Company of 3,750,000 shares (the “Shares”) of common stock, with no par value, of the Company (“Common Stock”), including up to 562,500 shares of Common Stock proposed to be sold pursuant to an over-allotment option granted by the Company to ARC Group Securities LLC, a New York limited liability company (the “Underwriter”) pursuant to the Underwriting Agreement dated __________, 2026 by and between the Company and the Underwriter (the “Underwriting Agreement”).

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Company’s Initial Articles of Incorporation filed with the Ohio Secretary of State on April 2, 2025; (ii) Certificate of Amendment to the Company’s Articles of Incorporation filed with the Ohio Secretary of State on May 14, 2026; (iii) Form of Amended and Restated Articles of Incorporation of the Company, to be filed with the Ohio Secretary of State immediately prior to the completion of this offering, in the form to be filed as Exhibit 3.2 to the Registration Statement; (iv) Form of Amended and Restated Code of Regulations of the Company, to be adopted by the Company as effective immediately prior to the completion of this offering, in the form to be filed as Exhibit 3.4 to the Registration Statement; (v) certain resolutions of the shareholders of the Company related to the filing of the Registration Statement, the authorization and issuance of the Shares and related matters; (vi) the Registration Statement; (vii) the form of Underwriting Agreement in the form to be filed as Exhibit 1.1 to the Registration Statement; and (viii) a certificate executed by Bonnie Wu, who is the Company’s Chief Executive Officer, dated as of the date hereof (collectively, the “Reviewed Documents”).

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For purposes of our opinion, we have assumed the correctness of and have not independently verified the facts, statements, representations and covenants set forth in the Reviewed Documents. In particular, we note that the Company and its affiliate(s) may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on the Company’s representation that the facts, statements, representations, and covenants presented in the Reviewed Documents, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants, and upon the Amended and Restated Articles being duly filed and accepted by the Ohio Secretary of State before issuance and the Code of Regulations being duly adopted and in effect. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Reviewed Documents may affect our conclusions set forth herein.

We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures and that all natural persons who are signatories were legally competent at the time of execution, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies, and assumed that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion letter from the form and content of such documents as executed and delivered, and that any document signed electronically via DocuSign or otherwise is identical to a wet original signature executed and delivered by the party purporting to have electronically signed said document for purposes of this opinion. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the representations, statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. We have further assumed that the final Amended and Restated Articles, Code of Regulations, Underwriting Agreement, and related authorization documents will be identical to the reviewed forms, and that, at issuance, the Company has enough authorized but unissued shares available, after accounting for all prior issuances, reservations, options, warrants, convertible securities, and other commitments.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the corporate laws of the State of Ohio, as currently in effect. Without limiting the generality of the foregoing, we express no opinion as to local laws, administrative rules, tax, insolvency, fraudulent transfer, fiduciary-duty, usury, and equitable-principles issues, or compliance with federal or state securities laws, including registration, disclosure, antifraud, broker-dealer, FINRA, blue sky, or exchange/listing requirements. Nor does this opinion address or examine the accuracy, completeness, adequacy, or fairness of the Registration Statement, prospectus, or any disclosure contained in them. Nor does this opinion address or examine whether issuance violates or conflicts with any contract, financing document, investor rights agreement, side letter, court order, lien, restriction, or other obligation binding on the Company.

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In rendering the opinion set forth herein, we have assumed that, at the time of the issuance of the Shares, (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective, (ii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement will have been issued, (iii) the prospectus contained in the Registration Statement and any required prospectus supplement will have been delivered to the purchaser of the Shares as required in accordance with applicable law, (iv) the resolutions referred to above will not have been modified or rescinded, (v) the Underwriting Agreement will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company) and will be enforceable obligations of the parties thereto (other than the Company), and (vi) the form of certificate deemed satisfactory pursuant to the Underwriting Agreement will be compliant with Ohio corporations law.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon payment and delivery in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly contained herein. Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is based solely on (i) the current actual knowledge of the attorneys within our firm who have devoted substantial attention to the particular documents on the matter so opined, and (ii) the representations and warranties of the Company. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. This opinion may be relied upon only by the Company in connection with filing it as an exhibit to the Registration Statement, and not by purchasers, underwriters, or others.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Cavitch, Familo & Durkin, Co., L.P.A.

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